                                                                    Exhibit 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-_______) pertaining to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan and to the incorporation by reference therein of our report dated October 29, 2003, with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2003, filed with the Securities and Exchange Commission.



New York, New York
December 18, 2003